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                                                                    EXHIBIT 23.2








              Consent Of Independent Certified Public Accountants


The Board of Directors
Tuesday Morning Corporation:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.


                                                        KPMG LLP

Dallas, Texas
March 10, 1999